Exhibit 99.1

DSG Global, Inc. Updates Financing Strategy to Support

Sales Growth Initiatives

SURREY, British Columbia, July 26, 2021 (GLOBE NEWSWIRE) – via Investor Wire – DSG Global, Inc. (OTCQB: DSGT) (“DSGT” or the “Company”) today announces the delay of its plan to complete a reverse stock split in connection with a potential listing on a national stock exchange. The shareholder approval, as stated in the 14-C, will remain effective until March 2022. The Company and its Board of Directors will delay the reverse split and instead seek to strengthen the Company’s cash flow and balance sheet. The Company is in negotiations to secure available debt (rather than equity) financing to bolster expansion, increase inventory and accelerate sales.

“While the Company is making significant progress on the business side, including diversifying our product lines and adding top tier talent, our Board and management have agreed that the imminent prospect of a reverse split was not in our shareholders’ best interest in light of current market conditions. Therefore, we decided to delay the proposed reverse split until it becomes necessary. With all the positive developments and strong growth in sales we are currently experiencing, our Board and management decided that securing debt financing and deferring a reverse split are favorable actions we can currently undertake. The Company anticipates strong growth over the next several months,” stated Bob Silzer, CEO of DSGT.

About Imperium Motor Company

Imperium Motor Corp. (IMC) is an EV sales, manufacturer and marketing company offering a wide variety of affordable vehicles equipped for the North American market, with emphasis on great design, a green mindset, performance, and functionality. Vehicles will include high speed, mid-speed, and low speed electric vehicles including cars, trucks, SUVs, vans, buses, and scooters. For additional information about Imperium Motors’ product lines, please visit www.imperiummotorcompany.com.

About DSG Global

DSG Global is an emerging global technology company with an array of interconnecting businesses in some of the fastest growing market sectors. With roots in the golf industry, in which it specializes in fleet management with patented analytics, mobile touch screen engagement, and electric golf carts under the Vantage Tag Systems (VTS) brand, the Company is moving quickly with road-ready electric vehicles for sale in the first quarter of 2021 through its Imperium Motor Company subsidiary.

About Vantage Tag Systems

Vantage Tag Systems (VTS) provides patented electronic tracking systems and fleet management solutions to golf courses and other venues that allow for remote management of golf cart fleets, turf equipment and utility vehicles. Its clients employ VTS’s unique technology to significantly reduce operational costs, improve the efficiency and profitability of fleet operations, increase safety, and enhance customer satisfaction. VTS has grown to become a leader in the category of Fleet Management in the golf industry, having technology installed in over vehicles worldwide. VTS is now branching into several new streams of revenue, through programmatic advertising, licensing, and distribution, as well as expanding into Commercial Fleet Management, PACER single rider golf carts, and Agricultural applications.

Company Contact:

Brokers and Analysts:

Chesapeake Group

+1-410-825-3930

info@chesapeakegp.com

Safe Harbor for Forward-Looking Statements

This news release contains forward-looking information. Such forward-looking statements or information are provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that reliance on such information may not be appropriate for other purposes. Any such forward-looking information may be identified by words such as “anticipated,” “proposed,” “potential,” “expects,” “intends,” “may,” “will,” “seek” and similar expressions. Forward-looking information contained or referred to in this news release includes, but is not limited to, the Company’s ability to secure debt financing, inventory, manufacturing facilities or supply chains, obtain approval to list on a national stock exchange, derive benefit from existing and planned products, experience improved market conditions, or achieve production and sales targets, generally.

Forward-looking statements or information are based on a number of factors and assumptions which have been used to develop such statements and information, but which may prove to be incorrect. Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Factors which could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: negative cash flow and future financing requirements to sustain operations, dilution, limited history of operations and revenues and no history of earnings or dividends, competition, economic changes, delays in the Company’s expansion plans, regulatory changes, and the impact of and risks associated with the ongoing COVID-19 pandemic including the risk of disruption at the Company’s facilities or in its supply and distribution channels. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company.

Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year 2020, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.

Nothing in this press release should be construed as an offer to sell, or the solicitation of an offer to buy, securities of DSG Global Inc.

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com